Exhibit 99(i)

Press Release
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.

REPORTS ON OPERATIONS

FOR THE FISCAL YEAR AND THREE MONTHS ENDED JULY 31, 2025

J. W. Mays, Inc. today reported its financial results for the twelve and three months ended July 31, 2025.

Revenues from Operations for the three months ended July 31, 2025 were $5,654,985 compared to revenues of $5,490,296 in the comparable 2024 three-month period, while revenues from Operations for the twelve months ended July 31, 2025 were $22,469,710 compared to revenues from Operations of $21,593,264 in the comparable 2024 twelve-month period.

Net loss for the three months ended July 31, 2025 was $(92,000), or $(.05) per share, compared to net loss of $(31,085), or $(.02) per share, in the comparable 2024 three-month period.

Net loss for the twelve months ended July 31, 2025 was $(136,240), or $(.07) per share, compared to net loss of $(406,568), or $(.20) per share, in the comparable 2024 twelve-month period.

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Dated:	October 22, 2025